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ARTICLE 1         DEFINITIONS.........................................................................................2

         1.1      Terms Defined in the MD&S Agreement.................................................................2
         1.2      "Approval"..........................................................................................2
         1.3      "Cost of Goods".....................................................................................2
         1.4      "DUSA IP"...........................................................................................2
         1.5      "End User"..........................................................................................3
         1.6      "Light Source"......................................................................................3
         1.7      "QSR"...............................................................................................3
         1.8      "Services"..........................................................................................3
         1.9      "Specifications"....................................................................................3
         1.10     "Training Materials"................................................................................3

ARTICLE 2         PROMOTION AND SOLICITATION RIGHTS...................................................................4

         2.1      Appointment.........................................................................................4
         2.2      Lease...............................................................................................4
         2.3      Promotion...........................................................................................4
         2.4      Promotion Conveys No Right to Sell, Manufacture, or Modify..........................................4
         2.5      Reporting Adverse Experiences.......................................................................4

ARTICLE 3         MANUFACTURE AND SUPPLY..............................................................................5

         3.1      Manufacturing Rights................................................................................5
         3.2      Supply..............................................................................................5
         3.3      Forecasts...........................................................................................5
         3.4      Inventory/Delivery..................................................................................6
         3.5      Suppliers...........................................................................................6
         3.6      Shortage of Supply..................................................................................7

ARTICLE 4         MAINTENANCE SERVICES/TRAINING MATERIALS/TECHNICAL DEVELOPMENT.......................................8

         4.1      General.............................................................................................8
         4.2      Maintenance Service.................................................................................8
         4.3      Exclusions from Maintenance Service.................................................................8
         4.4      Technical Support...................................................................................8
         4.5      Training Materials..................................................................................9
         4.6      Technical Improvement...............................................................................9
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ARTICLE 5         GUARANTY............................................................................................9

         5.1      Guaranty............................................................................................9
         5.2      Maximum Cost of Goods..............................................................................10

ARTICLE 6         WARRANTIES/REMEDIES................................................................................10

         6.1      General Warranties.................................................................................10
         6.2      Quality............................................................................................11
         6.3      Quality Control....................................................................................11
         6.4      Returns............................................................................................11
         6.5      Disclaimer of Warranties...........................................................................11
         6.6      Exclusive Remedies.................................................................................11

ARTICLE 7         INTELLECTUAL PROPERTY..............................................................................12

         7.1      Patent Expenses....................................................................................12
         7.2      Notification of Infringement.......................................................................12
         7.3      No Rights Beyond Light Sources.....................................................................12

ARTICLE 8         INDEMNIFICATION....................................................................................12

         8.1      Indemnification of Schering........................................................................12

ARTICLE 9         TERM AND TERMINATION...............................................................................12

         9.1      Term...............................................................................................12
         9.2      Effects of Expiration or Termination...............................................................13
         9.3      Survival...........................................................................................13

ARTICLE 10        MISCELLANEOUS......................................................................................13

         10.1     Governing Law......................................................................................13
         10.2     Force Majeure......................................................................................13
         10.3     No Implied Waivers; Rights Cumulative..............................................................14
         10.4     Independent Contractors............................................................................14
         10.5     Notices............................................................................................14
         10.6     Assignment.........................................................................................15
         10.7     Affiliate Assignment...............................................................................15
         10.8     Modification.......................................................................................15
         10.9     Severability.......................................................................................15
         10.10    Publicity..........................................................................................15
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         10.11    Counterparts.......................................................................................16
         10.12    Headings...........................................................................................16
         10.13    No Implied Licenses................................................................................16
         10.14    No Third Party Beneficiary Rights..................................................................16
         10.15    Export Laws........................................................................................16
         10.16    Entire Agreement...................................................................................16
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         EXHIBIT 1.4.1              DUSA PATENT RIGHTS
         EXHIBIT 1.9                SPECIFICATIONS
         EXHIBIT 3.3                INITIAL BINDING FORECAST

                                                                    Exhibit 10.3



                             LIGHT SOURCE AGREEMENT

This Light Source Agreement (the "Agreement"), dated as of November 22, 1999, is made by and between DUSA Pharmaceuticals, Inc., a New Jersey corporation, having executive offices at 25 Upton Drive, Wilmington, MA 01887 ("DUSA"), and Schering AG, a German corporation, having offices at 13342 Berlin, Germany ("Schering").

                                   BACKGROUND

         A. DUSA and Schering have entered into a certain Marketing, Development and Supply Agreement of even date herewith (the "MDS Agreement") pursuant to which Schering and DUSA will collaborate on the development and commercialization of certain Collaboration Products utilizing aminolevulinic acid HCl (Levulan(R)) for use in the Field, all on the terms and conditions set forth in the MDS Agreement.

         B. Use of certain Collaboration Products within the Field will require certain Light Sources (as defined below). DUSA has engaged a third party to manufacture such Light Sources.

         C. DUSA is willing to lease the Light Sources to End Users (as defined below) for use with Collaboration Products within the Field, and Schering is willing to promote, and solicit, on DUSA's behalf, End Users to enter into lease agreements with DUSA for those Light Sources.

         D. DUSA is willing to have Light Sources manufactured in quantities based on orders made by Schering, to store such Light Sources, deliver each unit to End Users upon execution of a lease agreement with an End User, all on the terms and conditions set forth below.

         E. The Parties recognize that [c.i.] of the Light Source for the End Users will [c.i.] on a [c.i.] and [c.i.] maintenance service, technical support and training, and DUSA is willing to provide such maintenance service, technical support and training and to [c.i.] such maintenance service, technical support and training to comply with changing standards in the medical device industry.

         F. The Parties recognize that the commercial viability of the Collaboration Products will depend the availability of a Light Source with up-to-date technology, and DUSA is willing to [c.i.] to [c.i.] the operational and safety features of the Light Source.

         G. Schering is willing to guarantee the lease payments made by certain End Users in an amount equal to DUSA's Cost of Goods (as hereinafter defined) for certain Light Sources, and has entered into a Guaranty with DUSA of even date herewith to implement such guarantee.

         H. Schering is willing to extend a line of credit of up to one million dollars to DUSA to finance the Cost of Goods for such Light Sources, to be repaid over a twelve (12) month period beginning after the first draw-down of funds, and has entered into a Promissory Note and

Security Agreement with DUSA of even date herewith to implement such financing.

                  NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Terms Defined in the MDS Agreement. Capitalized terms that are not otherwise defined in this Agreement shall have the meaning defined in the MDS Agreement.

         1.2 "Approval" shall mean an approval of a New Drug Application, Premarket Approval Application or similar application, as required under the U.S. Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, or a comparable approval of a filing for marketing approval in other countries or with the European Union by the EMEA, in each case with respect to the Light Source for use with Collaboration Products within the Field. For purposes of this Agreement, Approval shall also include approval of the Light Source by electrical safety agencies or authorities, such as Underwriters Laboratories in the U.S., or equivalents in other countries or the European Union [such as Certificat Europeenne (CE)].

         1.3 "Cost of Goods" shall mean, with respect to units of the Light Source, the [c.i.] costs of goods incurred by DUSA with respect to such Light Source, calculated in accordance with GAAP and as used by DUSA for financial reporting purposes, consistently applied. Such costs shall include, but not be limited to, the [c.i.] costs of all [c.i.]. Such costs shall exclude, without limiting the generality hereof, (i) all costs and charges related to or occasioned by [c.i.] not [c.i.] to be [c.i.] for [c.i.] of the Light Source;
(ii) the [c.i.] of [c.i.] at such Party's facilities; (iii) [c.i.] of [c.i.] not related to manufacturing of the Light Source; (iv) allocation of [c.i.]; such Party's [c.i.], whether or not [c.i.] is [c.i.] to the manufacturing of any Light Source; and (v) any [c.i.] associated with [c.i.]. Cost of Goods shall also include [c.i.] with respect to the manufacture, sale or use of Light Source to [c.i.] in [c.i.] by Schering, although any [c.i.] with respect to the Light Sources are [c.i.].

         1.4 "DUSA IP" shall mean DUSA Patent Rights and DUSA Technical Information.

         1.4.1 "DUSA Patent Rights" shall mean all patents and all reissues, renewals, re- examinations, extensions and supplementary protection certificates thereof, and patent applications therefor, and any divisions or continuations, in whole or in part, thereof, which claim the manufacture, sale or use of the Light Source with Collaboration Productions within the Field and that are Controlled by DUSA or its Controlled Affiliates during the term of this Agreement. The DUSA Patent Rights existing as of the Execution Date are listed on Exhibit 1.4.1. DUSA Patent Rights shall not include DUSA Patents as defined under the MDS Agreement.

         1.4.2 "DUSA Technical Information" shall mean confidential information,

                                 Initials _____
tangible and intangible, and materials, including, but not limited to: pharmaceutical, chemical and biochemical products; technical and non-technical data and information, software, and/or the results of tests, assays, methods and processes; and designs, drawings, sketches, plans, diagrams, specifications and/or other documents containing said information and data; in each case that is possessed by, or the property of, DUSA or its Controlled Affiliates as of the Effective Date or discovered, developed or acquired by DUSA or its Controlled Affiliates during the term of this Agreement, to the extent such relates to the manufacture, lease or use of the Light Sources with Collaboration Products within the Field and to the extent that DUSA or its Affiliate owns or Controls the same. DUSA Technical Information shall not include DUSA Know-How as defined under the MDS Agreement.

         1.5 "End User" shall mean an individual physician who, or medical group that, leases the Light Source from DUSA.

         1.6 "Light Source" shall mean the light source meeting the Specifications, currently known as the BLU-U(R) light source, together with a stand supporting that light source.

         1.7 "QSR" shall mean Quality Systems regulations promulgated by the FDA for the design, manufacture, processing or packaging of medical devices as the same may be amended or supplemented from time to time.

         1.8 "Services" shall mean all of the Maintenance Services (as defined below), technical support, and training services for the Light Sources to be provided by DUSA as specified in Article 4 below.

         1.9 "Specifications" shall mean those specifications for the Light Source attached hereto as Exhibit A and as set forth in the application for Approval in the U.S. as the same may be amended or supplemented from time to time. It is understood, however, that no Approval in the U.S. or any other country has been obtained for the Light Source as of the date of this Agreement, and that if an Approval is obtained in the U.S. in which such specifications are modified; the "Specifications" as used herein shall mean those specifications for the Light Source set forth in the Approval for the Light Source.

         1.10 "Training Materials" shall mean those materials describing the correct installation and use of the Light Source by an End User, as mutually agreed by the parties.


                   ARTICLE 2 PROMOTION AND SOLICITATION RIGHTS

         2.1 Appointment. Subject to the terms and conditions of this Agreement and the MDS Agreement, including without limitation the payment by Schering to DUSA of the milestone payments set forth in Section 6.3 of the MDS Agreement, DUSA hereby grants to Schering and its Affiliates and Sublicensees that distribute Collaboration Products, the right under the DUSA IP to promote the Light Sources in the United States and to solicit orders from End Users to lease

                                  Initials ____
such Light Sources. For avoidance of doubt, it is understood that DUSA retains the right to market, promote, sell, lease, rent and otherwise distribute the Light Sources for any purpose directly or through third parties.

         2.2 Lease. DUSA shall provide Schering with DUSA's guidelines, policies and procedures on prices and terms and conditions established by DUSA from time to time regarding leasing of the Light Source ("DUSA's Terms") and a form of Lease Agreement, the current form of which is attached as Exhibit 1 to the Guaranty, for use in soliciting End Users. DUSA shall not materially change the DUSA's Terms or the form of Lease Agreement without the prior written approval of Schering. Lease Agreements solicited by Schering will be submitted to DUSA for acceptance. Schering shall not have authority to make commitments with respect to the Light Source on behalf of DUSA; however, DUSA agrees to accept Lease Agreements solicited by Schering which are materially consistent with this Agreement (including, without limitation, Sections 3.3 and 3.4 below) and with DUSA's Terms. In the event [c.i.] determines that [c.i.] will be enhanced by [c.i.], of Light Sources, the Parties shall enter into good faith discussions concerning [c.i.] of the Light Sources [c.i.] to physicians and medical groups, the terms of which shall include [c.i.] to DUSA for the [c.i.] of [c.i.].

         2.3 Promotion. Each Party shall appoint a representative of management level who shall be the designated contact for coordinating the promotion of the Light Source. Prior to launch of the Initial Product, and thereafter as reasonably requested by Schering, DUSA shall provide training on the set-up and operation of the Light Source for Schering's sales representatives. DUSA shall provide all necessary trainers, facilities, and associated Training Materials for such training [c.i.]

         2.4 Promotion Conveys No Right to Sell, Manufacture, or Modify. Schering agrees to promote and offer Light Sources for lease from DUSA only to End Users. Schering's rights to promote and solicit orders for leases for the Light Sources hereunder are subject to the condition that such rights do not convey any license, expressly or by implication, to manufacture, modify, transfer or duplicate the Light Sources.

         2.5 Reporting Adverse Experiences. With respect to adverse experiences relating to any Light Source, the parties shall promptly report such experiences to each other in accordance with Section 4.3.2 of the MDS Agreement as if the same were a Collaboration Product. DUSA shall be responsible for all reporting of such adverse experiences to the appropriate regulatory authorities.

                                  Initials ____

                                    ARTICLE 3
                             MANUFACTURE AND SUPPLY

              3.1 Manufacturing Rights. DUSA shall have the exclusive right to manufacture, or have manufactured, Light Sources for purposes within the Field. DUSA agrees to modify the Light Source, and if necessary the Specifications, if such modifications are reasonably necessary to [c.i.] the [c.i.]. Such modifications are subject to regulatory Approval, as required, and a reasonable period of time for such additional specifications to be incorporated.

              3.2 Supply. During the term of this Agreement, subject to the terms and conditions of this Article 3, DUSA shall supply to End Users, in accordance with DUSA's Terms, Light Sources for use with Collaboration Products within the Field in the United States pursuant to orders solicited by Schering and accepted by DUSA in accordance with this Agreement, subject to the terms and conditions of this Agreement. DUSA will secure the appropriate Approval for such Light Sources prior to launch of the Initial Product.

              3.3          Forecasts.

                           3.3.1 Launch. Schering's initial binding forecast for
quantities of Light Sources, in units, to be ready for shipment to End Users in connection with launch of the Initial Product and the remainder of the calendar half-year in which the launch occurs, including demonstration units, is provided as Exhibit 3.3.

                           3.3.2 Other. Thereafter, no later than [c.i.] prior
to the first day of each calendar half year ('H1"), Schering shall provide DUSA with a forecast indicating quantities in units and anticipated shipping schedules for Light Sources to End Users during H1 and the following calendar half year, "H2". The quantity indicated for H1 shall be considered a firm order ("Firm Order") and DUSA will manufacture, or have manufactured, Light Sources in accordance with such Firm Order and existing inventory levels. Firm Orders for units to be delivered in the United States are to be for a minimum of [c.i.]; provided, however, Schering may place a Firm Order for less than [c.i.] and in such case Schering shall be responsible for [c.i.] incurred by DUSA under DUSA's [c.i.] with [c.i.] of the [c.i.] as a result of ordering such lesser quantity. DUSA shall supply [c.i.] Light Sources in accordance with such Firm Orders from Schering and shall use commercially reasonable efforts to supply ordered quantities [c.i.], subject to the remaining terms and conditions of this Agreement. DUSA shall [c.i.], supply Light Sources [c.i.] set forth in a Firm Order if so requested by Schering. Notwithstanding the foregoing, beginning [c.i.] after Schering places the first Firm Order, DUSA shall not be obligated to satisfy, either from existing inventory or from new manufacture, a Firm Order for greater than [c.i.] of the quantity in Schering's preceding Firm Order. DUSA shall use reasonable efforts to notify Schering [c.i.] of receipt of Schering's request of an increase of units ordered under a Firm Order of its ability to fill any amounts of such orders in excess of the quantities that DUSA is obligated to supply.

                                  Initials ____

              3.4          Inventory/Delivery.

                           3.4.1 Inventory. It is understood that DUSA will
maintain in its (or its designee's) inventory quantities of Light Sources to be leased to End Users and which have been manufactured pursuant to a Firm Order under Section 3.3 above. DUSA shall provide Schering a copy of the certificate of conformance for each Light Source unit placed in inventory under this Section
3.4.1. During the Inventory Period, DUSA agrees to (A) maintain such Light Source units in good condition at [c.i.] risk and expense, and (B) to [c.i.] such Light Source units [c.i.]. Schering agrees to provide DUSA with a line of credit for up to one million dollars ($US1.0M) for financing DUSA's Cost of Goods of Light Sources manufactured pursuant to Schering's Firm Orders pursuant to a Credit Agreement entered into of even date herewith and DUSA agrees that the Light Sources shall be used as security for the repayment of the line of credit. Subject to the terms of the Credit Agreement, DUSA shall draw-down such line of credit as payment for the Cost of Goods for each Light Source and shall repay such amounts not later than twelve (12) months after the first draw-down of funds. DUSA shall maintain records indicating the total number of Light Sources available in inventory, and for each Light Source: the length of its Inventory Period; and if the Light Source has been previously leased and returned to inventory, the outstanding amount of DUSA's Cost of Goods for that Light Source. DUSA shall provide such records to Schering on a [c.i.] basis.

                           3.4.2 Delivery. Upon execution of a Lease Agreement
with an End User, DUSA shall ship Light Sources and Training Materials to such End User [c.i.]. All Light Sources delivered pursuant to the terms of this Agreement shall be suitably packed for shipment by DUSA, marked for shipment to the destination point indicated on the Lease Agreement and shall include Training Materials, unless otherwise specified by the End User. The shipping and packaging shall be in accordance with good commercial practice with respect to protection of the Light Sources and Training Materials during transportation. [c.i.] will not be responsible for [c.i.] or [c.i.] or any [c.i.]

                           3.4.3 Returns. Upon termination of a Lease Agreement,
[c.i.] shall make arrangements for the pick-up or shipment of the Light Source (a "Returned Light Source"), [c.i.], back to the manufacturer. [c.i.] the Returned Light Source and return it to inventory. Any Returned Light Source shall be subject to the provisions of Section 3.4.1.. If such Returned Light Sources are subsequently delivered to a customer pursuant to Section 3.4.2, the rental payments shall be considered Guaranteed Obligations until the remaining Cost of Goods, if any, for such Light Source is paid in full, providing that the Cost of Goods shall not include [c.i.] with the [c.i.] or [c.i.] of a [c.i.].

         3.5 Suppliers. DUSA shall have the right at any time to satisfy its supply obligations to Schering hereunder either in whole or in part through arrangements with third parties engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of Light Sources (each, a "Third-Party Manufacturer"). DUSA shall require that all such facilities comply with applicable QSR standards. Further, it is understood that such

                                  Initials ____

Third-Party Manufacturers shall be subject to Section 6.2. [c.i.], DUSA shall secure [c.i.] for the supply of components of the Light Sources. Beginning [c.i.] after the first Firm Order, DUSA shall maintain in inventory additional light bulbs and other key components for the Light Source in the amount of [c.i.] beyond the number necessary to fulfill Schering's current Firm Order (such requirement to apply at the end of each half-year for which the Firm Order applies).

              3.6          Shortage of Supply.

                           3.6.1 Joint Efforts.

                           (a) Notice. If at any time DUSA becomes aware of a
deficiency in Light Source manufacturing capabilities and concludes that such deficiency will result in the inability to supply Schering's requirements for Light Sources as required pursuant to Section 3.4.1, or the Parties conclude the same, then in such event the Joint Manufacturing Committee shall immediately convene to address the problem, which may include [c.i.] and [c.i.] to [c.i.] and identifying other actions necessary to resolve the problem. DUSA [c.i.] measures established by the Joint Manufacturing Committee to prevent potential shortage.

                           (b) Joint Manufacturing Committee. Promptly following
the Notification given pursuant to Section 3.6.1(a) above, DUSA and Schering shall establish a committee (the "Joint Manufacturing Committee") to address the problem, and undertake such efforts as are appropriate under the circumstances, including (if appropriate) [c.i.] and [c.i.] to [c.i.] of Light Sources and identifying such other actions necessary to resolve the problem. The Joint Manufacturing Committee shall consist of two (2) representatives from each Party and shall meet as mutually agreed, in person or by teleconference. Decisions of the Joint Manufacturing Team shall be by majority approval, with an equal number of representatives of both Schering and DUSA voting on any matter. In the event that the Joint Manufacturing Committee cannot reach agreement on the problem at hand or the resolution thereof, the dispute shall be referred to the Chief Executive Officer of DUSA and a Senior Executive of Schering with overall responsibility for the Collaboration Products, who shall meet promptly and negotiate in good faith to resolve the dispute. If despite such good faith efforts, the Parties are unable to resolve such dispute, the matter shall be resolved through arbitration pursuant to the procedures set forth in 20.2.2 and
20.2.3 of the MDS Agreement.

                           3.6.2 Allocation. In the event that, despite the
foregoing measures, DUSA is unable to supply Schering's requirements for Light Sources in the applicable Product Territory, DUSA shall allocate among the quantities of Light Sources that DUSA has in its inventory and that DUSA is able to produce, so that Schering has [c.i.] of available supplies available for leasing to End Users it so solicits, as determined based on past orders for the Light Sources .


                                    ARTICLE 4
                MAINTENANCE SERVICES/TRAINING MATERIALS/TECHNICAL
                                   DEVELOPMENT

                                  Initials ____

              4.1 General. The Parties recognize that [c.i.] of the Light
Source for the End Users and thus [c.i.] of the Collaboration Products will [c.i.] on a [c.i.] and [c.i.] maintenance service, technical support and training. This will [c.i.] the standards of the maintenance service, the technical support and the training. DUSA agrees to [c.i.] during the term of this Agreement to [c.i.] the [c.i.] of the maintenance service, the technical support and the training in order to maintain the maintenance service, the technical support and the training at a level of [c.i.], and [c.i.] reasonably [c.i.] in the market for the Collaboration Products. The Parties agree to meet from time to time at the reasonable request of Schering to review DUSA's [c.i.] the maintenance service, the technical support and the training for the Light Source. In the event Schering identifies improvements or changes that need to be made to the maintenance service, technical support and training provided by DUSA to End Users [c.i.] the [c.i.] of the Light Source and/or the Collaboration Products and demonstrates the same to DUSA, then DUSA agrees to [c.i.] to the maintenance service, technical support and training.

              4.2 Maintenance Service. With respect to each Light Source unit leased to an End User pursuant to this Agreement, and pursuant to the terms and conditions of the Lease Agreement between DUSA and such End User, DUSA will agree during the term of the Lease Agreement to correct, modify, repair or replace in accordance with DUSA's Terms any Light Source failing to meet the Specifications therefor or to otherwise properly perform for its intended use ("Maintenance Service"). For those Maintenance Services which cannot be satisfactorily resolved through technical support as described in Section 4.3 herein, DUSA will ship a replacement Light Source to the End User and authorize the return of the malfunctioning Light Source and shall use [c.i.] efforts to provide a replacement Light Source to End Users within the U.S. within [c.i.]. DUSA will, when deemed necessary in its sole discretion, provide Maintenance Services at an End User's location. Such in-person Maintenance Service shall be performed by DUSA or a designee during normal working hours, excluding generally recognized holidays.

              4.3 Exclusions from Maintenance Service. Notwithstanding anything herein to the contrary, DUSA shall have no obligation to provide Maintenance Services for, and may terminate a Lease Agreement with respect to, Light Sources which have been (i) repaired, maintained or altered, except by or under DUSA's direction, or (ii) misused, including without limitation, use of the Light Source for any application or function for which it was not designed, or (iii) subject to unusual physical or electrical stress, negligence or accident or (iv) has been damaged by acts of nature, vandalism, burglary or neglect. Such unit shall then be subject to Section 3.4.3.

              4.4 Technical Support. DUSA agrees to provide, [c.i.], a toll-free (U.S. incoming) telephone support line available Monday through Friday (8:00 AM to 8:00 PM Eastern Time) and Saturday (8:00 AM to 3:00 PM Eastern Time), excluding generally recognized holidays, to answer questions by Light Source End Users concerning the set-up, use and maintenance of the Light Sources for use with Collaboration Products within the Field. If an incoming call cannot be

                                  Initials ____
answered immediately, DUSA will use [c.i.] to respond within [c.i.] of receiving an urgent call via the support line and within [c.i.] of receiving a non-urgent call, in each case during the hours stated above. DUSA will have such technical support capability operational by the Launch.

              4.5 Training Materials. DUSA shall develop, [c.i.], Training Materials for both the End Users and Schering's sales representatives for use with the Light Sources. In connection therewith, DUSA shall consult with Schering in terms of content and usability of such Training Materials. Schering agrees to reasonably cooperate with and assist DUSA with the foregoing activities. As reasonably agreed to by the Parties, DUSA shall provide, [c.i.] and in the context of a workshop or seminar, training on the set-up and operation of the Light Source for End Users. DUSA shall provide all associated Training Materials.

              4.6 Technical Improvement. The Parties recognize that the commercial viability of the Collaboration Products will depend on the availability of a Light Source that employs up-to-date technology. This will require [c.i.] the operational and safety features of the Light Source. DUSA [c.i.] during the term of this Agreement to maintain the Light Source at a level of technical operation and safety standards reasonably acceptable in the market for Collaboration Products. The Parties agree to meet from time to time at the reasonable request of Schering to review [c.i.] the Light Source. In the event Schering identifies improvements or changes that need to be made to the Light Source in order to [c.i.] the [c.i.] of the Light Source and/or the Collaboration Products and demonstrates the same to DUSA, then DUSA agrees to use reasonable efforts to make such improvements to the Light Source.


                                    ARTICLE 5
                                    GUARANTY

              5.1 Guaranty. Schering shall enter into the Guaranty with DUSA of even date herewith, and pursuant to the Guaranty, Schering shall assume responsibility for the Guaranteed Obligations (as that term is defined in the Guaranty). DUSA shall provide Schering with [c.i.] updates to a comprehensive list of leased Light Sources, End Users, lease payments received by DUSA, and amounts in arrears, if any, until the Cost of Goods for such Light Sources has been paid in full. Pursuant to the Guaranty, Schering shall pay its Guaranteed Obligations to DUSA for Light Sources which are [c.i.] an End User, [c.i.] other than [c.i.], prior to DUSA receiving lease payments from that End User which cumulatively total the Cost of Goods for that Light Source and for Light Sources which were manufactured pursuant to Schering's Firm Order but were not shipped to an End User [c.i.] after manufacture.

              5.2 Maximum Cost of Goods. Notwithstanding the provisions of Sections 5.1 above, Schering shall not be required to guarantee a Cost of Goods in excess of [c.i.] per unit, provided that the Firm Order for such Light Sources is for [c.i.], and in the event the Firm Order is for [c.i.], Schering shall not be required to guarantee a Cost of Goods in excess of [c.i.] for those units.

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
                                    ARTICLE 6
                               WARRANTIES/REMEDIES

              6.1 General Warranties.

                           6.1.1 DUSA Warranties. DUSA warrants and represents
to Schering that: (i) it has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) as of the date of the Agreement, DUSA has not received notice from a third party that the manufacture, sale, lease, transfer or use of the Light Source for use with Collaboration Products within the Field would infringe any intellectual property rights of a third party, and to its knowledge and belief, no action, suit or claim has been initiated or threatened against DUSA with respect to the DUSA IP or DUSA's right to enter into and perform its obligations under this Agreement; (iii) it has complied in all material respects with each license agreement under which DUSA obtained DUSA IP and during the term hereof will comply in all material respects, and use all reasonable efforts to keep in full force and effect, each such license agreement; neither this Agreement, nor any of the transactions contemplated hereby will, with the giving of notice, constitute a default or breach of any such license agreement; (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the DUSA IP, or any portion thereof, to manufacture, sell or use the Light Source that is in conflict with the rights or licenses granted under this Agreement; (v) to the best of its knowledge, as of the Execution Date, it is not aware of any prior act or any fact which causes it to conclude that any DUSA Patent Right is invalid or unenforceable, PROVIDED, HOWEVER, THAT DUSA EXPRESSLY DOES NOT WARRANT THAT ANY DUSA PATENT RIGHT IS VALID OR ENFORCEABLE; (vi) DUSA has not and during the term hereof, DUSA will not grant a lien or other encumbrances on any of the DUSA IP which would conflict with the rights of Schering hereunder; (vii) during the term hereof DUSA shall charge rental payments under each Lease Agreement in an amount such that the aggregate rental payments charged for each Light Source over a [c.i.] shall be not less than the Cost of Goods with respect to the Light Source; (viii) it has the full right and authority to manufacture, and have manufactured, and supply the Light Source; and (ix) the Specifications are consistent with those specifications or description of the Light Source set forth in the Existing MAA.

                           6.1.2 Schering Warranties. Schering warrants and
represents to DUSA that (i) it has the full right and authority to enter into this Agreement; and (ii) to its knowledge and belief, no action, suit or claim has been initiated or threatened against Schering with respect to its right to enter into and perform its obligations under this Agreement.

              6.2 Quality. DUSA further warrants and represents that: (i) all Light Sources supplied by or on behalf of DUSA shall meet the Specifications therefor at the time of shipment and shall be manufactured in accordance with all applicable QSR manufacturing and record keeping procedures and Approvals for the Light Sources in the United States and (ii) all Maintenance Services shall be performed by or on behalf of DUSA in a professional and

                                  Initials ____
 workman-like manner.

              6.3 Quality Control. DUSA shall ensure that quality control testing of Light Sources is performed in accordance with the Specifications as are in effect from time to time and such other quality control testing procedures mutually agreed to by the parties from time to time (the "Testing Methods"). DUSA shall reasonably retain records pertaining to such testing. Each shipment of Light Sources hereunder shall be accompanied by a certificate of conformance for each Light Source therein as well as such customs and other documentation as is necessary or appropriate.

              6.4 Returns. In the event that any Light Source fails to perform for an End User in accordance with its intended purpose and the Specifications, the End User shall be able to notify DUSA of such failure and obtain a Return Material Authorization ("RMA") from DUSA. DUSA shall then make arrangements, within its sole discretion, for the pick-up or shipment of the Light Source, freight collect, back to the manufacturer. DUSA shall, [c.i.], promptly provide a replacement Light Source to that End User. DUSA may, repair and/or refurbish the returned Light Source and return the same to inventory for shipment to another End User, in which case such Light Source shall be deemed a Returned Light Source.

              6.5 Disclaimer of Warranties. EXCEPT AS PROVIDED IN THIS AGREEMENT, DUSA EXPRESSLY DISCLAIMS ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE DUSA IP, THE LIGHT SOURCES AND SERVICES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF DUSA IP, PATENTED OR UNPATENTED, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

              6.6 Exclusive Remedies.

                           6.6.1 NEITHER DUSA NOR SCHERING SHALL BE LIABLE TO
EACH OTHER FOR [c.i.] DAMAGES INCURRED BY SCHERING AND/OR DUSA, AS THE CASE MAY BE, AS A RESULT OF A MATERIAL BREACH OF THEIR OBLIGATIONS UNDER THIS AGREEMENT.

                           6.6.2 DUSA shall have committed a material breach of
its obligation to supply Light Sources pursuant to Article 3 only if, for [c.i.], or for [c.i.] out of [c.i.], beginning [c.i.] after [c.i.] of a Light Source to an End User, DUSA is unable to deliver to End Users, in any [c.i.] of the lesser of: (i) the quantity of Light Sources ordered by Schering (and which DUSA is obligated to have manufactured) to be ready for shipment to End Users during such [c.i.], and (ii) the maximum quantity of Light Sources that DUSA is obligated to deliver pursuant to Section 3.4 above during such [c.i.].

                                  Initials ____

                           6.6.3    EXCEPT FOR WILLFUL BREACH BY DUSA OF ITS
OBLIGATIONS UNDER SECTIONS 6.2 AND 6.3, SECTION 6.4 ABOVE IS SCHERING'S SOLE AND EXCLUSIVE REMEDY FOR A BREACH BY DUSA OF ITS OBLIGATIONS UNDER THOSE SECTIONS 6.2 AND 6.3.

                                    ARTICLE 7
                              INTELLECTUAL PROPERTY

              7.1 Patent Expenses. DUSA shall have the right, [c.i.], to control the preparing, filing, prosecuting and maintaining of solely owned patent applications and patents within the DUSA IP worldwide, in such countries as it deems appropriate, and conducting of any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to the DUSA IP using counsel of its choice.

              7.2 Notification of Infringement. In the event that Schering reasonably believes that any DUSA IP necessary for the manufacture, use, marketing, promotion or solicitation for lease of a Light Source within the Field in the United States is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement, Schering agrees to promptly notify DUSA.

              7.3 No Rights Beyond Light Sources. Except as expressly provided herein, nothing in this Agreement shall be deemed to grant to Schering rights in products or technology other than the Light Sources; nor shall any provision of this Agreement be deemed to restrict DUSA's right to exploit any DUSA IP in Light Sources for use outside the Field and outside the United States. Nothing in this Agreement shall be deemed to grant Schering any rights of ownership in DUSA IP.

                            ARTICLE 8 INDEMNIFICATION

              Indemnification of Schering. DUSA shall indemnify Schering Indemnitees with respect to Claims relating to the Light Sources in accordance with Sections 18.2 and 18.3 of the MDS Agreement, to the same extent as if the Light Sources were Collaboration Products.


                         ARTICLE 9 TERM AND TERMINATION

              9.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (i) expiration of the MDS Agreement or such time as Schering is no longer selling or otherwise distributing any Collaboration Product under the MDS Agreement for which the Light Source is being used, or (ii) termination of the MDS Agreement. The parties agree that a breach of this Agreement which has not been cured within such time as an opportunity to cure is permitted [c.i.] of [c.i.] for purposes of [c.i.] of [c.i.].

                                  Initials ____

              9.2 Effects of Expiration or Termination.

                           9.2.1 Accrued Obligations. Expiration or termination
of this Agreement for any reason shall not release any Party hereto from any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

                           9.2.2 Termination of the MDS Agreement by Schering.
In the event Schering terminates the MDS Agreement pursuant to any provision of
Section 19.3 therein, Schering shall reimburse DUSA [c.i.] and [c.i.] to [c.i.] and [c.i.] through the end of the Termination Period (as defined hereinafter) for the Light Sources that are, or required to be, the subject of a Firm Order under Section 3.3 above (the "Trailing Light Sources"). For purposes of this
Section 9.2.2, "Termination Period" shall mean, with respect to the Trailing Light Sources, the effective date of termination pursuant to MDS Agreement.

              9.3 Survival. Articles 1, 5, 8, 9 and 10 and Sections 2.4, and 2.5 shall survive expiration or termination of this Agreement for any reason. Except as otherwise provided in this Article 9, all rights and obligations of the parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.

                            ARTICLE 10 MISCELLANEOUS

              10.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, U.S.A., without reference to conflicts of laws principles. Any legal action arising under this Agreement shall be brought in the U.S. District Court for the Southern District of New York. The U.N. Convention on the Sale of Goods shall not apply to this Agreement.

              10.2 Force Majeure. Nonperformance of any Party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party. In such event Schering or DUSA, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and [c.i.] thereafter. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

              10.3 No Implied Waivers; Rights Cumulative. No failure on the part of DUSA or Schering to exercise and no delay in exercising any right under this Agreement, or provided by

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
statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

              10.4 Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DUSA or Schering as partners in the legal sense. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any third Party.

              10.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight express courier service (signature required), prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

    Schering:                 Schering AG
                              D13342
                              Berlin, Germany
                              Attn:  Head, Center of Dermatology

    with a copy to:           Schering AG
                              D13342
                              Berlin, Germany
                              Attn:  Legal Department

    DUSA:                     DUSA Pharmaceuticals, Inc.
                              25 Upton Drive
                              Wilmington, MA  01887
                              Attention: President and Chief Executive Officer Facsimile No.: (416) 363-6602


    with a copy to:           Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, California 94304-1050
                              Attention:  Kenneth A. Clark, Esq.
                              Facsimile No.:  (650) 493-6811


              10.6 Assignment. This Agreement shall not be assignable by either Party to any third

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
party hereto without the written consent of the other Party hereto; either Party may assign this Agreement without the other Party's consent to an entity that acquires substantially all of the business or assets of the assigning Party (or that portion thereof to which this Agreement relates), in each case whether by merger, acquisition, or otherwise the acquiring Party assumes this Agreement in writing or by operation of law.

              10.7 Affiliate Assignment. Schering may assign any of its rights or obligations under this Agreement in any country to any of its Affiliates; provided, however, that such assignment shall not relieve Schering of its responsibilities for performance of its obligations under this Agreement. Such assignment shall be made in writing and signed by both Schering and the assignee, with Schering to promptly deliver a copy of such assignment to DUSA, and the assignee shall expressly agree to be bound by the terms and conditions of this Agreement.

              10.8 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

              10.9 Severability. If any provision hereof should be held invalid, illegal or un-enforceable in any jurisdiction, the parties shall substitute therefor a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. In the event a Party (the "Asserting Party") seeks to avoid a provision of this Agreement based upon an assertion that such provision is invalid, illegal or unenforceable, then the other Party (the "Non-Asserting Party") shall have the right to terminate this Agreement [c.i.] written notice to the other Party, unless such assertion is eliminated and cured within such [c.i.] period.

              10.10 Publicity. Neither Party shall originate any written publicity, news release or other announcement or statement relating to the announcement or terms of this Agreement (collectively, a "Written Disclosure"), without the prompt prior review and written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law, rule or regulation or any listing or trading agreement concerning its or its Affiliates' publicly traded securities; provided, however, that such Written Disclosure shall minimize to the extent possible the financial information disclosed, and that prior to making such Written Disclosure, the disclosing Party shall provide to the other Party a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the Written Disclosure. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to

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
inquiries about the Agreement; thereafter, Schering and DUSA may each disclose to third parties the information contained in such press release and Question & Answer outline without the need for further approval by the other.

              10.11 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

              10.12 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

              10.13 No Implied Licenses. Except as expressly provided in this Agreement, nothing herein shall be construed as granting to either Party , by implication, estoppel or otherwise, any license or other right in or to any property of the other Party.

              10.14 No Third Party Beneficiary Rights. Nothing herein shall be construed as granting any third-Party beneficiary rights to any third-Party.

              10.15 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of DUSA and Schering are subject to prior compliance with U.S. and foreign export regulations and such other U.S. and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the U.S. and foreign jurisdictions. DUSA and Schering shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

              10.16 Entire Agreement. This Agreement, Guaranty, Promissory Note, Security Agreement, and the MDS Agreement, together with all the Exhibits hereto and thereto, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between DUSA and Schering with respect to such subject matter.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in duplicate originals as of the dates written below.

DUSA PHARMACEUTICALS, INC.                      SCHERING AKTIENGESELLSCHAFT


By: /s/ D. Geoffrey Shulman                     By: /s/ Klaus Pohle
    _____________________________                   ____________________________

Name: D. Geoffrey Shulman, M.D., FRCPC          Name: Prof. Klaus Pohle
                                                     ___________________________
Title: President and Chief Executive Officer
                                                Title: Vice Chairman of the
                                                       Board of Executive
                                                       Directors

                                                 By: /s/ Hans Maier
                                                     ___________________________

                                                 Name: Dr. Hans Maier
                                                       _________________________

                                                 Title: Head of Center of
                                                          Dermatology

                                 EXHIBIT 1.4.1


                              DUSA PATENT RIGHTS




                                    [C.I.]

                                  Initials ____

                                    EXHIBIT A
                                 SPECIFICATIONS

                    DUSA PHARMACEUTICALS MODEL 4170 BLU-U(R)
                         (DUSA Confidential Information)



                                     [c.i.]



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
                                  EXHIBIT 3.3
                                INITIAL FORECAST




                                     [c.i.]



                                  Initials ____




                                      A-19